                                 Exhibit 23(b)



                              BAYLOR AND BACKUS
                         CERTIFIED PUBLIC ACCOUNTANTS
                            2112 NORTH ROAN STREET
                     FIRST TENNESSEE BUILDING, SUITE 801
                                P. O. BOX 1736
                           JOHNSON CITY, TN  37605
                            TELEPHONE 615 282-9000


                  Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report for the years ended December 31, 1991 and 1990 dated February 21, 1992, except with respect to the information discussed in Note 27, as to which the date is October 21, 1992, incorporated by reference in First Tennessee National Corporation's Form 10-K for the year ended December 31, 1993, and to all references to our firm included in this registration statement.

Baylor and Backus

Baylor and Backus
Certified Public Accountants

Johnson City, Tennessee

February 13, 1995